UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, the Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) appointed Claudia J. Merkle to serve as a director, effective April 1, 2024. Concurrent with Ms. Merkle’s appointment, the Board increased its size to eight directors, effective April 1, 2024. The Board has determined that Ms. Merkle is an independent director under the listing standards of the New York Stock Exchange.

Ms. Merkle, 65, is the former Chief Executive Officer of NMI Holdings, Inc. (Nasdaq:NMIH, “NMI”), a publicly traded private mortgage insurer and the parent company of National Mortgage Insurance Corporation. Ms. Merkle held the position of Chief Executive Officer from January 2019 through her retirement in December 2021. From 2019 through her departure in 2021, Ms. Merkle also served on NMI’s Board of Directors. Prior to serving as Chief Executive Officer, Ms. Merkle held multiple executive leadership positions at NMI after joining the company in May 2012, including President; Chief Operating Officer; Executive Vice President, Chief of Insurance Operations; and Senior Vice President, Underwriting Fulfillment and Risk Operations. Ms. Merkle also currently serves as an Advisory Board member of HomeLend Inc., a technology and operational platform that facilitates direct purchase and sale of mortgage loans.

Decisions on committee memberships for Ms. Merkle will be made in due course.

There are no arrangements or understandings between Ms. Merkle and any other person pursuant to which Ms. Merkle was selected as a member of the Board. In addition, there are no transactions in which Ms. Merkle has an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Merkle will receive compensation for her services as a director in accordance with the compensation arrangements for non-management directors as described in the Company’s proxy statement for its 2023 annual meeting of shareholders filed with the Securities and Exchange Commission on April 17, 2023. Ms. Merkle will also enter into a customary indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2015.

In addition, Phyllis R. Caldwell, a director of the Company, has notified the Board that she has decided not to stand for re-election at the Company’s 2024 annual shareholder meeting, which is currently scheduled for May 28, 2024. Ms. Caldwell will continue to serve on the Board until that time. The Board has determined that its size shall be decreased to seven effective immediately prior to the beginning of the 2024 annual shareholder meeting. Ocwen thanks Ms. Caldwell for her many contributions over nine years of service to the Company as a director, including seven years as Chair of the Board. Ms. Caldwell’s retirement from the Board is not due to any disagreement with the Company relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 2, 2024 announcing the appointment of Ms. Merkle to the Board. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ocwen Financial Corporation dated April 2, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: April 2, 2024	By:	/s/ Joseph J. Samarias
Joseph J. Samarias
Chief Legal Officer